                               CREDIT AGREEMENT



                           DATED AS OF MARCH 1, 1998


                                    BETWEEN



                                MK GOLD COMPANY

                                      AND

                         LEUCADIA NATIONAL CORPORATION

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  DEFINITIONS....................................................    2
      1.1.  Defined Terms..................................................    2
      1.2.  Accounting Terms; Utilization of GAAP for Purposes.............
            of Calculations Under Agreement................................    6
      1.3.  Other Definitional Provisions..................................    6

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENT AND LOANS......................    6
      2.1.  Commitment; Loans; Notes.......................................    6
      2.2.  Interest on the Loans..........................................    7
      2.3.  Commitment Fee.................................................    8
      2.4.  Repayments and Prepayments; General Provisions.................
            Regarding Payments.............................................    8
      2.5.  Use of Proceeds................................................    9

SECTION 3.  CONDITIONS TO LOANS............................................    9
      3.1.  Closing Conditions.............................................    9
      3.2.  Further Conditions to Each Loan................................   10

SECTION 4.  REPRESENTATIONS AND WARRANTIES.................................   10
      4.1.  Financial Condition............................................   11
      4.2.  Organization, Powers, Qualification, and Good Standing.........   11
      4.3.  Authorization, Etc.............................................   11
      4.4.  No Legal Bar...................................................   11
      4.5.  No Material Adverse Effect.....................................   12
      4.6.  Title to Properties; Liens.....................................   12
      4.7.  Taxes..........................................................   12
      4.8.  No Material Litigation.........................................   12
      4.9.  Use of Proceeds................................................   12

SECTION 5.  AFFIRMATIVE COVENANTS..........................................   12
      5.1.  Financial Statements and Other Reports.........................   12
      5.2.  Maintenance of Existence and Conduct of Business...............   14
      5.3.  Payment of Obligations.........................................   14
      5.4.  Books and Records..............................................   14
      5.5.  Insurance......................................................   14
      5.6.  Compliance with Laws...........................................   14
      5.7.  Proposed Projects..............................................   15

      5.8.  Further Assurances............................................... 15

SECTION 6.  NEGATIVE COVENANTS............................................... 15
      6.1.  Mergers, Subsidiaries, Etc....................................... 15
      6.2.  Investments; Loans and Advances.................................. 15
      6.3.  Indebtedness..................................................... 15
      6.4.  Liens............................................................ 16
      6.5.  Financial Covenants.............................................. 16
      6.6.  Capital Structure and Business................................... 16
      6.7.  Change of Fiscal Year............................................ 16
      6.8.  No Speculative Transactions...................................... 17

SECTION 7.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES........................... 17
      7.1.  Events of Default................................................ 17
      7.2.  Remedies......................................................... 19
      7.3.  Termination...................................................... 19

SECTION 8.  MISCELLANEOUS.................................................... 19
      8.1.  Fees and Expenses................................................ 19
      8.2.  Severability..................................................... 19
      8.3.  Heading.......................................................... 19
      8.4.  Applicable Law................................................... 19
      8.5.  Waiver of Jury Trial............................................. 20
      8.6.  Successors and Assigns........................................... 20
      8.7.  Notices.......................................................... 20
      8.8.  Survival......................................................... 20
      8.9.  Entire Agreement................................................. 20
      8.10. Counterparts; Effectiveness...................................... 21

INDEX OF EXHIBITS

Exhibit I  -  Form of Notice of Borrowing
Exhibit II -  Form of Note

                               CREDIT AGREEMENT


          This CREDIT AGREEMENT (the "Agreement") is entered into as of March 1, 1998, between MK GOLD COMPANY, a Delaware corporation ("Borrower"), and LEUCADIA NATIONAL CORPORATION, a New York corporation ("Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in subsection
1.1 of this Agreement.

                                   RECITALS

          WHEREAS, Borrower desires that Lender extend a revolving credit facility to Borrower for certain corporate purposes of Borrower as specified in subsection 2.5 hereof.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

          SECTION 1.  DEFINITIONS
                      -----------

          1.1. DEFINED TERMS.
               -------------

          The following terms used in this Agreement shall have the following meanings:

          "Agreement" means this Credit Agreement between MK Gold Company and
           ---------
Leucadia National Corporation as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Borrower" has the meaning specified in the Preamble hereto.
           --------

          "Business Day" means any day other than Saturday, Sunday and any other
           ------------
day on which banking institutions located in New York are authorized or required to close.

          "Charges" shall mean all national and local, foreign or other
           -------
governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Obligations, (ii) Borrower's employees, payroll, income or gross receipts, (iii) Borrower's ownership or use of any of its assets or (iv) any other aspect of Borrower's business.

          "Closing Date" means March 1, 1998.
           ------------

          "Commitment" means the aggregate commitment of Lender to make Loans,
           ----------
which aggregate commitment shall be $20,000,000 on the Closing Date and thereafter until the Termination Date, as such amount may be reduced from time to time in accordance with the Agreement.

          "Consolidated" or "consolidated" means with reference to any term
           ------------      ------------
defined herein, that term as applied to the accounts of Borrower consolidated in accordance with GAAP

          "Consolidated Current Assets" means, as at any date of determination,
           ---------------------------
the total assets of Borrower that are or are required to be classified as current assets in conformity with GAAP.

          "Consolidated Current Liabilities" means, as at any date of
           --------------------------------
determination, all liabilities of Borrower that are or are required to be classified as current liabilities in conformity with GAAP.

          "Consolidated Net Worth" means, with respect to Borrower as of any
           ----------------------
date of determination, all amounts which should be included under shareholders' equity on Borrower's consolidated balance sheet; provided that, in calculating
                                                 --------
shareholders' equity, marketable securities that have not suffered a decline in value (other than a decline of a temporary nature) shall be reflected at the amortized cost thereof, and marketable securities that have suffered a decline in value considered to be other than temporary shall be reflected at the current value thereof.

          "Consolidated Tangible Net Worth" means, with respect to Borrower at
           -------------------------------
any date, the Consolidated Net Worth of Borrower at such date, excluding,
                                                               ---------
however, from the determination of the total assets at such date, (a) all
-------
goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items in accordance with GAAP, (b) all unamortized debt discount and expense, (c) deferred income tax assets, (d) capital stock held in treasury and (e) any write-up in the book value of any asset resulting from a revaluation thereof.

          "Contractual Obligation" means any provision of any security issued by
           ----------------------
Borrower or of any agreement, instrument or undertaking to which Borrower is a party or by which it or any of its property is bound.

          "Default" means an Event of Default or an event that with notice or
           -------
lapse of time or both would become an Event of Default.

          "Event of Default" means each of the events set forth in Section 7.
           ----------------

          "Fiscal Year" means the fiscal year of Borrower ending on December 31
           -----------
of each calendar year.

          "Funding Date" means the date of funding of any Loan.
           ------------

          "GAAP" means generally accepted accounting principles set forth in
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indebtedness" means, as at any date of determination, the aggregate
           ------------
amount of all items which in conformity with GAAP would be classified as liabilities on the balance sheet of Borrower.

          "IRC" means the Internal Revenue Code of 1986 (or any successor
           ---
legislation thereto), as amended from time to time.

          "Lender" has the meaning specified in the Preamble hereto.
           ------

          "Lien" means any mortgage or deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan Documents" means this Agreement, the Note, and any applications,
           --------------
reimbursement agreements and other documents or certificates executed in favor of Lender relating to this Agreement.

          "Loans" means the loans made from time to time by Lender to Borrower
           -----
pursuant to subsection 2.1.

          "Material Adverse Effect" means (i) a material adverse effect upon the
           -----------------------
business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or (ii) a material adverse effect on the ability of Borrower to perform, or of Lender to enforce, the Obligations.

          "Note" has the meaning specified in subsection 2.1(d).
           ----

          "Notice of Borrowing" has the meaning specified in subsection 2.1(b).
           -------------------

          "Obligations" means all obligations of every nature of Borrower from
           -----------
time to time owed to Lender under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "Permitted Encumbrances" means the following encumbrances:  (i) Liens
           ----------------------
for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) any attachment or judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay and (iii) mechanics and similar liens arising in ordinary course of business that do not secure indebtedness and do not impair the use by the Borrower of assets subject thereto in the course of its business.

          "Person" means and includes natural persons, corporations, limited
           ------
partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Prime Rate" means, for any day, a floating rate equal to the prime
           ----------
rate publicly quoted from time to time in the "Money Rates" section of The Wall
                                                                       --------
Street Journal (or, if The Wall Street Journal ceases quoting a base rate of the
--------------         -----------------------
type described, a rate of interest to be reasonably determined by Lender).

          "Responsible Officer" means, with respect to any Person, any one of
           -------------------
the Chairman of the Board, president, chief financial officer and the treasurer of such Person.

          "Termination Date" shall mean December 15, 2000, or such earlier date
           ----------------
as may be determined in accordance with subsection 2.1(e).

          1.2. ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF
               -----------------------------------------------------
CALCULATIONS UNDER AGREEMENT.  Except as otherwise expressly provided in this
----------------------------
Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lender pursuant to clauses (a) and (b) of subsection 5.1 shall be prepared in accordance with GAAP as in effect as the time of such preparation.

          1.3. OTHER DEFINITIONAL PROVISIONS.  References to "Sections" and
               -----------------------------
"subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


          SECTION 2.  AMOUNTS AND TERMS OF COMMITMENT
                      -------------------------------
                      AND LOANS
                      ---------

          2.1. COMMITMENT; LOANS; NOTES.
               ------------------------

               (a)  Commitment. Subject to the terms and conditions of this
                    ----------
Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender hereby agrees to lend to Borrower from time to time from and including the Closing Date through but excluding the Termination Date an aggregate amount not exceeding the Commitment to be used for the purposes identified to and approved by Lender in accordance with subsection 2.5. The amount of the Commitment may be permanently reduced from time to time pursuant to subsection 2.4(a)(ii). Within the limits of the Commitment, amounts borrowed under this subsection 2.1(a) may be repaid and reborrowed up to but excluding the Termination Date.

               (b)  Borrowing Mechanics. Each Loan shall be made on notice,
                    -------------------
given by Borrower to Lender not later than 10:00 a.m. (New York time) on the third Business Day prior to the date of the proposed borrowing. Each such notice (a "Notice of Borrowing") shall be made in writing substantially in the form of
Exhibit I annexed hereto, specifying (i) the amount of the proposed Loan and
---------
(ii) the proposed Funding Date with respect to such Loan. Each Loan shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

               (c)  Disbursement of Funds. Lender shall make the proceeds of any
                    ---------------------
Loan available to Borrower on the Funding Date specified in the applicable Notice of Borrowing by causing an amount of immediately available funds equal to the proceeds of such Loan to be wired to the account of Borrower in the United States specified by Borrower.

               (d)  Note. Loans made by Lender shall be evidenced by a
                    ----
promissory note to be executed and delivered by Borrower on the Closing Date, in the form of Exhibit II annexed hereto (the "Note"). The Note shall be payable to
            ----------
the order of Lender and shall represent the obligation of Borrower to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by

Lender to Borrower with interest thereon as provided in subsection 2.2. The date and amount of each Loan and each payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein
           ----- -----
recorded. The entire unpaid balance of the Loans shall be due and payable on the Termination Date.

               (e)  Change by Lender of the Termination Date. Lender shall have
                    ----------------------------------------
the right, to be exercised in its sole discretion, at any time on or before September 15 of each year, commencing on September 15, 1998, by notice to Borrower, to change the Termination Date hereunder to the December 15 immediately following the date of such notification to Borrower. All Obligations hereunder and under the other Loan Documents shall be due and payable on such Termination Date. Lender shall have no obligation to change the Termination Date.

          2.2. INTEREST ON THE LOANS.
               ---------------------

               (a)  Rate of Interest. Borrower shall pay interest to Lender on
                    ----------------
the outstanding principal amount of each Loan from the date made until repaid at the Prime Rate.

               (b)  Interest Payments. Interest on each Loan shall be payable by
                    -----------------
Borrower to Lender in arrears on and to each of March 31, June 30, September 30 and December 31, commencing on the first such date to occur after the initial Funding Date, and on the Termination Date.

               (c)  Default Interest. Upon the occurrence and during the
                    ----------------
continuance of an Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall thereafter bear interest payable on demand at the Prime Rate plus 2.0%.

               (d)  Computation of Interest. Interest on the Loans shall be
                    -----------------------
computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.

          2.3. COMMITMENT FEE.  Borrower shall pay to Lender a quarterly
               --------------
commitment fee equal to the average of the daily excess of the Commitment over the aggregate principal amount of Loans outstanding multiplied by 0.375% per annum, such commitment fee to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Termination Date.

          2.4. REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS
               ----------------------------------------------

               REGARDING PAYMENTS.
               -------------------

               (a)  Prepayment and Reductions in Commitments.
                    ----------------------------------------

                    (i)  Voluntary Prepayments. Borrower may, on not less than
                         ---------------------
[one (1)] Business Day prior written or telephonic notice, confirmed in writing to Lender, on any Business Day prepay any Loans in whole or in part, in a minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.

                    (ii) Voluntary Reductions of Commitment. Borrower may, on
                         ----------------------------------
not less than three (3) Business Days' prior written or telephonic notice confirmed in writing to Lender, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitment in an amount up to the amount by which the Commitment exceeds the outstanding amount of the Loans at the time of such termination or reduction; provided that
                                                                  --------
any such partial reduction of the Commitment shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Borrower's notice to Lender shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitment shall be effective on the date specified in Borrower's notice.

               (b)  General Provisions Regarding Payments.
                    -------------------------------------

                    (i)  Manner and Time of Payment. All payments by Borrower of
                         --------------------------
principal, interest, fees and other Obligations hereunder and under the Note shall be made in immediately available funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Lender not later than 2:00 p.m. (New York time) on the date due at the office specified on the signature pages hereof (or such other office as may be designated by Lender) for the account of Lender; funds received by Lender after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

                    (ii) Payments on Business Days. Whenever any payment to be
                         -------------------------
made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fee hereunder, as the case may be.

          2.5. USE OF PROCEEDS.  The proceeds of the Loans shall be applied by
               ---------------
Borrower for funding proposed business projects, (i) which projects are satisfactory to, and have been approved in advance in writing by, Lender in its sole discretion, and (ii) for which Borrower has submitted to Lender business plans, projections, and any other documentation reasonably requested by Lender.

          SECTION 3.  CONDITIONS TO LOANS
                      -------------------

          3.1. CLOSING CONDITIONS.  The obligation of Lender to make the Loan on
               ------------------
the initial Funding Date, or to take, fulfill or perform any other action hereunder, is subject to the following conditions having been satisfied or provided for in a manner satisfactory to Lender, or waived in writing by Lender:

               (a) This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower and Lender; the Note shall have been executed by Borrower and delivered to Lender; and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to Lender.

               (b) Lender shall have received (i) resolutions of the board of directors of Borrower, as necessary or appropriate, certified by the Secretary or Assistant Secretary of Borrower, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (A) the consummation of each of the transactions contemplated by the Loan Documents and (B) specific officers to execute and deliver this Agreement and the other Loan Documents and
(ii) a copy of the organizational charter and all amendments thereto of Borrower, certified as of a recent date by the Secretary of State of Delaware, and a copy of Borrower's by-laws, each certified by the Secretary or Assistant Secretary of Borrower as true and correct as of the Closing Date.

               (c) Lender shall have received such additional information and materials in respect of Borrower as Lender may reasonably request, including, without limitation copies of any debt agreements, security agreements and other material contracts.

          3.2. FURTHER CONDITIONS TO EACH LOAN.  The obligation of Lender to
               -------------------------------
fund any Loan on the Funding Date thereof is subject to the following:

               (a) Lender shall have received before the Funding Date, in accordance with the provisions of subsection 2.1(b), an originally executed Notice of Borrowing, in each case signed by a Responsible Officer.

               (b) No representation or warranty by Borrower contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date.

               (c)  No event or circumstance having a Material Adverse

Effect shall have occurred since the date hereof.

               (d) No Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loans.

               (e) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date.

The request and acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Borrower that the conditions in this subsection
3.2 have been satisfied.


          SECTION 4.  REPRESENTATIONS AND WARRANTIES
                      ------------------------------

          Borrower represents and warrants to Lender that:

          4.1. FINANCIAL CONDITION.  The audited consolidated balance sheet of
               -------------------
Borrower as at December 31, 1996, and the related consolidated statements of income, statements of changes in shareholders' equity and statements of cash flows (including the notes thereto) for the Fiscal Year ended on such date, and the unaudited consolidated balance sheet of Borrower as at September 30, 1997, and the related consolidated statements of income, statements of changes in shareholders' equity and statements of cash flow for the nine months ended on such date, copies of each of which have heretofore been furnished to Lender, are complete, true and correct, and present fairly in accordance with GAAP the financial condition of Borrower as at such date, and the results of its operations and changes in cash flows for the respective period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently.

          4.2. ORGANIZATION, POWERS, QUALIFICATION, AND GOOD STANDING.
               ------------------------------------------------------

               (a)  Organization and Powers.  Borrower is a corporation duly
                    -----------------------
organized, validly existing and in good standing under the laws of Delaware, and has no subsidiaries. Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into each of the Loan Documents to which it is a party, to carry out the transactions contemplated thereby and to issue and pay the Note.

               (b)  Qualification and Good Standing. Borrower is qualified to do
                    -------------------------------
business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a

Material Adverse Effect.

          4.3. AUTHORIZATION, ETC.  The execution, delivery and performance of
               -------------------
the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower.

          4.4. NO LEGAL BAR.  The execution, delivery and performance of this
               ------------
Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof, (a) do not contravene any provision of Borrower's charter or bylaws,
(b) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, (c) do not violate any Contractual Obligation and (d) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any applicable provisions of law or Contractual Obligation.

          4.5. NO MATERIAL ADVERSE EFFECT.  Since December 31, 1996, no event or
               --------------------------
change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect except for the decline in the price of gold after December 31, 1996 and prior to the date hereof.

          4.6. TITLE TO PROPERTIES; LIENS.  Borrower has good, sufficient and
               --------------------------
legal title to all of its respective properties and assets reflected in the financial statements referred to in subsection 4.1, except for assets and properties not constituting a material portion of the assets and properties of Borrower and for assets disposed of since the date of such financial statements in the ordinary course of business. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          4.7. TAXES.  All tax returns, reports and statements, including
               -----
information returns, required by any Governmental Authority to be filed by Borrower have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid).

          4.8. NO MATERIAL LITIGATION.  Except as set forth in Schedule 4.8
               ----------------------
hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or against any of its respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.9. USE OF PROCEEDS.  The proceeds of any Loan are being used only
               ---------------
for purposes approved by Lender pursuant to subsection 2.5.

          SECTION  5.  AFFIRMATIVE COVENANTS
                       ---------------------

          Borrower covenants and agrees that, so long as the Commitment shall remain in effect and until payment in full of all of the Loans and other Obligations, it shall perform all covenants in this Section 5.

          5.1. FINANCIAL STATEMENTS AND OTHER REPORTS.  Borrower shall maintain
               --------------------------------------
a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower shall deliver to Lender:

               (a)  Quarterly Financials.  As soon as available and in any event
                    --------------------
within fifty-five (55) days after the end of each of the first three fiscal quarters of each Fiscal Year, Borrower's quarterly report to shareholders on Form 10-Q, as filed with the Securities and Exchange Commission, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

               (b)  Year-End Financials. As soon as available and in any event
                    -------------------
within one hundred (100) days after the end of each Fiscal Year, the audited consolidated financial statements of Borrower including the balance sheet of Borrower as at the end of such Fiscal Year and the related consolidated statements of income, changes in stockholders' equity and cash flows of Borrower for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous Fiscal Year.

               (c)  Compliance Certificate.  Concurrent with the delivery of the
                    ----------------------
financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and setting forth a calculation of the financial covenants referred to in subsection 6.5 in reasonable detail with the computation needed to demonstrate compliance therewith at the end of such fiscal period.

               (d)  Reports to Securityholders. Within ten (10) days after the
                    --------------------------
same are sent or made available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders and within ten (10) days after the same are filed, copies of all financial statements and reports which Borrower may make to, or file with, the Securities and Exchange

Commission.

               (e)  Events of Default, etc. Promptly upon any Responsible
                    ----------------------
Officer of Borrower obtaining knowledge: (i) of any condition or event that constitutes a Default or Event of Default; (ii) of any condition or event that would be required to be disclosed in a current report filed by Borrower with the Securities and Exchange Commission on Form 8-K (Items 1,2,4,5, and 6 of such Form as in effect on the date hereof) if Borrower were required to file such reports under the Securities Exchange Act of 1934, as amended; or (iii) of the occurrence of any event or change that has caused or evidences or could reasonably be expected to cause a Material Adverse Effect, an officer's certificate of Borrower specifying the nature and period of existence of such condition, event or change.

               (f)  Other Information.  With reasonable promptness, such other
                    -----------------
information and data with respect to Borrower as from time to time may be reasonably requested by Lender.

          5.2. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS.  Borrower
               ------------------------------------------------
shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises;
(ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(iv) transact business only in such corporate and trade names as are set forth in Schedule 5.2 or have been disclosed in writing to the Lender prior to such
   ------------
use.

          5.3. PAYMENT OF OBLIGATIONS.  Borrower shall pay and discharge or
               ----------------------
cause to be paid and discharged promptly all Charges payable by it, including
(a) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (b) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

          5.4. BOOKS AND RECORDS.  Borrower shall keep adequate books and
               -----------------
records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the financial statements of Borrower delivered pursuant to subsection 4.1.

          5.5. INSURANCE.  Borrower shall, at its sole cost and expense,
               ---------
maintain policies of insurance with financially sound and reputable insurers against risks and in amounts comparable to those maintained by corporations in the same or similar businesses similarly situated.

          5.6. COMPLIANCE WITH LAWS.  Borrower shall comply with all federal,
               --------------------
state, local and foreign laws and regulations applicable to it, including, without limitation, all environmental laws, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.7. PROPOSED PROJECTS.  The proceeds of any Loan shall be used only
               -----------------
for purposes approved by Lender pursuant to subsection 2.5. and Borrower shall provide to Lender all information reasonably necessary for Lender to make an informed decision with respect to any proposed business project pursuant to subsection 2.5.

          5.8. FURTHER ASSURANCES.  At any time or from time to time, upon the
               ------------------
request of Lender, Borrower shall execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.


          SECTION 6.  NEGATIVE COVENANTS
                      ------------------

          Borrower agrees that without the prior written consent of Lender, from and after the date hereof until the later of the Termination Date and payment in full of all of the Loans and other Obligations:

          6.1. MERGERS, SUBSIDIARIES, ETC.  Borrower shall not directly or
               ---------------------------
indirectly, by operation of law or otherwise, (a) form or acquire any subsidiary other than subsidiaries engaged in joint ventures with an aggregate investment by Borrower not exceeding $3,000,000; (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person or any operating division of any Person; (c) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (d) dispose of all or any substantial part of its property or business.

          6.2. INVESTMENTS; LOANS AND ADVANCES.  Borrower shall not make or
               -------------------------------
permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise; provided that Borrower can make investments in subsidiaries engaged in joint ventures to the extent permitted by
Section 6.1(a) and make loans or advances in the ordinary course of its business in an aggregate outstanding amount not in excess of $500,000.

          6.3. INDEBTEDNESS.  Borrower shall not create, incur, assume or permit
               ------------
to exist any Indebtedness, except (without duplication) (i) the Loans and the other Obligations, (ii) deferred taxes, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) purchase money financings and capital lease obligations in an aggregate outstanding amount at any time not greater than $100,000, (iv) existing Indebtedness described in
Schedule 6.3 and refinancings thereof or amendments or modifications thereto
------------
which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to Borrower or Lender, as determined by Lender, than the terms of the Indebtedness being refinanced, amended or modified.

          6.4. LIENS.  Borrower shall not create, incur, assume or permit to
               -----
exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances and (b) Liens in existence on the date hereof and summarized on Schedule 6.4. In
                                                        ------------
addition, Borrower shall not become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender, as collateral for the Obligations, except leases or licenses which prohibit Liens upon the assets that are subject thereto.

          6.5. FINANCIAL COVENANTS.
               -------------------

               (a)  Minimum Current Ratio. Borrower shall not permit the ratio
                    ---------------------
of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 3.0 to 1.0.

               (b)  Debt to Equity Ratio. Borrower shall not permit the ratio of
                    --------------------
(i) Consolidated Indebtedness to (ii) Consolidated Net Worth at any time to exceed 1.25 to 1.0.

               (c)  Minimum Tangible Net Worth. Borrower shall maintain at all
                    --------------------------
times Consolidated Tangible Net Worth not less than the sum of (i) $15,000,000 and (ii) 40% of consolidated net income of Borrower for each fiscal quarter, commencing with the fiscal quarter ended December 31, 1997, provided, however,
                                                            --------  -------
that the amount determined pursuant to this clause (ii) shall equal zero for any fiscal quarter for which there is a net loss.

          6.6. CAPITAL STRUCTURE AND BUSINESS.  Borrower shall not make any
               ------------------------------
changes in any of its business objectives, purposes or operations which could adversely affect the repayment of the Loans or any of the other Obligations or could have or result in a Material Adverse Effect. Borrower shall not engage in any business other than the businesses currently engaged in by it.

          6.7. CHANGE OF FISCAL YEAR.  Borrower shall not change its Fiscal
               ---------------------
Year.

          6.8. NO SPECULATIVE TRANSACTIONS.  Borrower shall not engage in any
               ---------------------------
transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.


          SECTION 7.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES; TERMINATION
                      ---------------------------------------------------

          7.1. EVENTS OF DEFAULT.  The occurrence of any one or more of the
               -----------------
following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

               (a) Borrower shall fail (i) to make any payment of principal of, or interest on any Loan, or fees owing hereunder or any of the other Obligations when due and payable or (ii) to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document, in each case within ten
(10) Business Days following Lender's demand for such reimbursement or payment of expenses; or

               (b)  Borrower shall fail to comply with subsection 2.5, 5.1(e) or
5.5 or Section 6 of this Agreement; or

               (c) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 7) and the same shall remain unremedied for twenty (20) days or more; or

               (d) a default or breach under any other agreement, document or instrument to which Borrower is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of Borrower in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised, by such holder or trustee; or

               (e) a case or proceeding shall have been commenced against Borrower in a court having competent jurisdiction seeking a decree or order in respect of Borrower (i) under any applicable bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or of any substantial part of its properties or (iii) ordering the winding-up or liquidation of the affairs of Borrower and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

               (f) Borrower shall (i) file a petition seeking relief under any applicable bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due or (iv) take any corporate action in furtherance of any such action; or

               (g) there shall occur an event which would have a Material Adverse Effect; or

               (h) any representation or warranty herein or in any other Loan Document or in any written statement, report, financial statement or certificate made or delivered to Lender by Borrower is untrue or incorrect in any material respect as of the date when made or deemed made; or

               (i) assets of Borrower with a fair market value of $500,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower and such condition continues for thirty (30) days or more; or

               (j) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time outstanding shall be rendered against Borrower and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

               (k) any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

          7.2. REMEDIES.  If any Event of Default shall have occurred and be
               --------
continuing, Lender may, without notice, terminate the Commitment to make Loans hereunder and/or declare all Obligations to be forthwith due and payable, whereupon the Commitment to make Loans hereunder shall terminate and all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default
          --------  -------
specified in subsection 7.1(e), (f) or (i) hereof, the Commitment to make Loans hereunder shall automatically terminate and the Obligations shall automatically become due and payable without declaration, notice or demand by Lender.

          7.3. TERMINATION.  If Lender shall cease, for any reason, to own at
               -----------
least forty-five percent (45%) of the outstanding capital stock of Borrower, then Lender shall have the right, on not less than ninety (90) days' notice to Borrower, to terminate the Commitment to make Loans hereunder and declare all Obligations to be forthwith due and payable, whereupon the Commitment to make loans hereunder shall terminate and all Obligations shall become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

          SECTION 8.  MISCELLANEOUS
                      -------------

          8.1. FEES AND EXPENSES.  Borrower shall reimburse Lender for all out-
               -----------------
of-pocket expenses incurred in connection with the preparation and administration of the Loan Documents and any amendments thereto or waivers thereunder, including the reasonable fees and expenses of its counsel.

          8.2. SEVERABILITY.  In case any provision in or obligation under this
               ------------
Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          8.3. HEADING.  Section and subsection headings in this Agreement are
               -------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          8.4. APPLICABLE LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND
               --------------
THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          8.5. WAIVER OF JURY TRIAL.  EACH OF BORROWER AND LENDER HEREBY
               --------------------
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED

HEREBY.

          8.6. SUCCESSORS AND ASSIGNS.  This agreement shall be binding upon the
               ----------------------
parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. Borrower may not assign any of its rights or obligations hereunder without the consent of Lender. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of Lender, and in the event of any such transfer or assignment the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          8.7. NOTICES.  Except as otherwise provided herein, whenever it is
               -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback and addressed as set forth on the signature pages hereto. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          8.8. SURVIVAL.  The representations and warranties of Borrower in this
               --------
Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

          8.9. ENTIRE AGREEMENT.  This Agreement, taken together with all of the
               ----------------
other Loan Documents and all certificates and other documents delivered by Borrower to Lender pursuant to the Loan Documents, embodies the parties' entire agreement and supersedes all prior agreements, written and oral, relating to the subject matter hereof.

          8.10.  COUNTERPARTS; EFFECTIVENESS.  This Agreement and any
                 ---------------------------
amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   BORROWER:

                                   MK GOLD COMPANY

                                   By:____________________________
                                        Name:
                                        Title:

                                   NOTICE ADDRESS:

                                   MK Gold Company
                                   60 East South Temple, Suite 2100
                                   Salt Lake City, Utah 84014
                                   Attn: John Farmer
                                   Fax: (801) 297-6950
                                   Tel: (801) 297-6900


                                   LENDER:

                                   LEUCADIA NATIONAL CORPORATION

                                   By:______________________________
                                        Name:
                                        Title:

                                   NOTICE ADDRESS:

                                   Leucadia National Corporation
                                   315 Park Avenue South
                                   New York, NY 10010-3679
                                   Attn:  Joseph A. Orlando
                                        Vice President and
                                        Chief Financial Officer
                                   Fax: (212) 598-3241
                                   Tel: (212) 460-1932

                                   EXHIBIT I

                         (FORM OF NOTICE OF BORROWING)

                              NOTICE OF BORROWING


Pursuant to that certain Credit Agreement, dated as of January __, 1998 (the "Credit Agreement"), by MK GOLD COMPANY, a Delaware corporation ("Borrower"), and LEUCADIA NATIONAL CORPORATION, a New York corporation ("Lender"), this represents Borrower's request to borrow on __________, 199__, from Lender a Loan of $________________. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement. The proceeds of such Loan are to be deposited at:

               ____________________________________
               ____________________________________
               ____________________________________
               ____________________________________

          The undersigned officer and Borrower certify that:

          (i) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute a Default or Event of Default;

          (ii) Borrower has satisfied all conditions which the Credit Agreement and the other Loan Documents provide shall be satisfied on or before the date of the Loan requested hereby; and

          (iii) Each of the representations and warranties contained in the Credit Agreement are true and correct on the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date.


DATED:________________             MK GOLD COMPANY


                                        By:______________________
                                             Name:
                                             Title:

                                  EXHIBIT II

                                (FORM OF NOTE)

                                MK GOLD COMPANY

                                PROMISSORY NOTE



U.S. $20,000,000                                              New York, New York
                                                                   March 1, 1998


          FOR VALUE RECEIVED, MK GOLD COMPANY, a Delaware corporation ("Borrower"), promises to pay to the order of LEUCADIA NATIONAL CORPORATION, a New York corporation ("Payee"), on or before the Termination Date (as defined in the Credit Agreement referred to below) the lesser of (x) TWENTY MILLION DOLLARS ($20,000,000) and (y) the unpaid principal amount of all Loans made by Payee to Borrower under the Credit Agreement referred to below.

          Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times provided by that certain Credit Agreement, dated as of March 1, 1998, between Borrower and Payee ( as it may be amended, the "Credit Agreement"). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

          This Note is Borrower's "Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the location designated by Payee.

          Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding

Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

          This Note is subject to prepayment at the option of Borrower as provided in subsection 2.4(a)(i) of the Credit Agreement.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

          IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                   MK GOLD COMPANY

                                   By:______________________
                                      Name:
                                      Title:

                                     II-2